SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                          FORM 8-K


                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 26, 2004

            TOOTSIE ROLL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

       DELAWARE                 1-15863         13-4037641
State or other jurisdiction  (Commission File No.)       (IRS Employer
      Of incorporation)                              Identification Number)

     7401 South Cicero Avenue, Chicago, Illinois             60629
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (773) 838-3400.


                           N/A
(Former name or former address, if changed since last report)


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 26, 2004, Tootsie Roll Industries, Inc., a Virginia corporation, issued a press release announcing earnings for the quarter ended April 3, 2004, a copy of which is attached as
Exhibit 99.1 to this report.

ITEM 7. EXHIBITS

Exhibits

   99            Press Release, dated April 26, 2004


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TOOTSIE ROLL INDUSTRIES, INC.



Date:  April 27, 2004              By:_/s/ G. Howard Ember, Jr._
                                   Name:  G. Howard Ember, Jr.
                                   Title: V.P./Finance


                          EXHIBIT INDEX

               The following exhibit is filed herewith:

Exhibit No.

    99         Press Release, dated April 26, 2004.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Monday, April 26, 2004

CHICAGO, ILLINOIS - April 26, 2004 - Melvin J. Gordon,
Chairman, Tootsie Roll Industries, Inc., reported first quarter 2004 sales and earnings. First quarter 2004 sales were $80,046,000 compared to $75,570,000 in the first quarter 2003, an increase of $4,476,000 or 6%. The
Company's quarterly financial reporting is based on 13-week periods which requires that the Company periodically reset its quarter end-dates. If the first quarter 2004 had ended on March 29, 2004 instead of April 3, 2004, the Company estimates that first quarter 2004 sales would have been approximately $2,900,000 less than the above reported 2004 sales amount. Mr. Gordon said, "Effective marketing programs as well as the timing of the quarter end reporting period contributed to the overall sales increase in first quarter 2004."

First quarter 2004 net earnings were $11,493,000 compared to $10,909,000 in the first quarter 2003 period. First quarter 2004 earnings per share were $.22 compared to first quarter 2003 earnings per share of $.20, an increase of $.02 per share or 10%. Mr. Gordon said, "First quarter
2004 earnings were aided by more favorable ingredient costs, higher sales, and fewer shares outstanding. However, higher trade promotions and discounts, which are accounted for as a reduction in net sales, mitigated the benefits of lower ingredient costs."

To the extent that statements contained in this press release may be considered forward-looking statements, the following will be deemed to be the Company's meaningful cautionary disclosure regarding such statements. A variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed. The important factors that could affect these outcomes are set forth in the Company's most recent annual report and quarterly report on Form 10-K and 10-Q, respectively.





                 TOOTSIE ROLL INDUSTRIES
            CONSOLIDATED STATEMENTS OF EARNINGS
  FOR THE 13 WEEKS ENDED APRIL 3, 2004 & MARCH 29, 2003





                                  FIRST QUARTER ENDED

                                 2004              2003

Net Sales                    $ 80,046,000     $ 75,570,000

Net Earnings                 $ 11,493,000     $ 10,909,000

*Earnings Per Share               $0.22            $0.20


*Average Shares Outstanding    52,596,000       53,751,000



*Based on average shares outstanding adjusted for 3% stock dividends distributed April 14, 2004 and April 16, 2003.